Exhibit 4.22

Business Operation Agreement

This Business Operation Agreement (hereinafter referred to as "this Agreement") is entered into by and among the following parties (hereinafter referred to as the "Parties") on _April 30_____, 2022 in Beijing, China:

Party A: Qiyuan Education Technology (Tianjin) Co., Ltd.

Party B: Zhudou Investment (Beijing) Co, Ltd.

Party B's subsidiaries: the companies or other entities (including but not limited to companies or other entities in which Party B owns, directly or indirectly, more than 50% of the investment interest) invested or controlled by Party B as listed in Annex I and updated from time to time pursuant to this Agreement.

and

Party C: The natural persons listed in Annex II who, together, make up the full list of  Party B’s existing shareholders, with their respective capital contributions and shares in Party B’s registered capital shown in Annex II.

(Party A, Party B, Party B's subsidiaries and Party C shall each be referred to as a "Party" and collectively referred to as the "Parties").

WHEREAS:

A.Party A is a wholly foreign-owned enterprise duly incorporated and validly existing in the People’s Republic of China (hereinafter referred to as “China”);

B.Party B is a company with limited liability registered and incorporated in China;

C.Party A and Party B have established business relations by entering into the Exclusive Consultation and Service Agreement, under which Party B and Party B's subsidiaries shall make payments to Party A. Hence, Party B's and Party B's subsidiaries' regular business activities will materially affect its ability to make corresponding payments to Party A;

D.Party C is a shareholder of Party B and holds 100% of the equity interest in Party B in aggregate;

NOW, THEREFORE, the Parties above, after friendly consultation, on the principle of equality and mutual benefits, hereby agree as follows and intend to be bound hereby:

1.Negative Obligation

In order to ensure that Party B and Party B's subsidiaries fulfill any and all agreements signed with Party A and all of its obligations to Party A, Party C hereby acknowledges and agrees that Party B and Party B's subsidiaries will not proceed with any transaction that may substantially affect its assets, business, personnel, obligations, rights or company operations unless a prior written consent has been obtained from Party A or other parties as appointed by Party A, including but not limited to the following:

1.1carrying out any activities other than in the ordinary course of business of the company or operate the business of the company in a manner inconsistent with or unusual to its practice;

1.2borrowing any loans from or incur any indebtedness to any third party;

1.3altering or removing any director of the company or dismiss any senior management of the company;

1.4selling to or acquiring from or otherwise dispose with any third party of any assets or rights (other than those necessary for the day-to-day business operations), including but not limited to any intellectual property rights;

1.5granting to any third parties security, other than the reason of Party B’s and Party B’s Subsidiaries’ debts, over its assets or intellectual property rights or providing any kind of security or create any other burden of right on the assets of the company;

1.6modifying the articles of association or changing the company's business scope;

1.7changing the ordinary course of business of the company or modifying any significant bylaws of the company;

1.8assigning its rights or obligations hereunder to any third party;

1.9making significant adjustments to its business model, marketing strategy, operating policy or customer relationship;

1.10distributing bonus and stock dividend in any form;

1.11liquidizing the company and distributing the remaining assets;

1.12entering into any major contracts (other than those necessary for the day-to-day business operations); and

1.13changing the form of the company or its registered capital structure in any form.

2.Operating Management and Personnel Arrangement

2.1Party B, Party B's subsidiaries and Party C hereby agree to accept and abide by the recommendations made by Party A from time to time regarding the appointment and dismissal of the company's employees, the day-to-day management of the company, and the financial management system of the company.

2.2Party B, Party B's subsidiaries and Party C hereby agree that Party C will elect the persons designated by Party A to be directors of Party B and Party B's subsidiaries in accordance with the laws and regulations and the procedures stipulated in the Articles of Association of the Company, cause the directors so elected to elect the person designated by Party A as the chairman of the board, and appoint the persons designated by Party A to act as general manager, chief financial officer and other senior management staff of Party and Party B's subsidiaries.

2.3If any director or senior staff designated by Party A resigns from Party A or cease to be a Party A's shareholder, whether voluntarily or dismissed by Party A, he or she will no longer be qualified for any position at Party B and Party B's subsidiaries. In each case, Party C and/or Party B will immediately dismiss such person from any position he or she may hold in Party B and/or Party B's subsidiaries, and promptly elect and appoint another person designated by Party A to hold the position(s).

2.4For the purposes of Article 2.3 above, Party C, Party B and Party B's subsidiaries will take all necessary internal and external measures to complete the above dismissal and appointment procedures in accordance with the law, the Articles of Association and the provisions hereof.

2.5Party B and Party C hereby agree, at the time of signing this Agreement, to enter into a power of attorney as set out in Annex IV according to which Party B and Party C will irrevocably authorize the person(s) designated by Party A to exercise the right of shareholder on its behalf, and exert any and all voting right that a shareholder entitles in the name of such shareholder at Party B's and Party B's subsidiaries' shareholders' meetings. Party B and Party C further agree to replace at any time such person(s) as authorized in the foregoing power of attorney upon request of Party A.

3.Changes of Parties

3.1Addition of Party B's subsidiaries. If, at any time after the effective date hereof, any additional Party B's subsidiary is added, Party B and Party C shall cause such additional Party B's subsidiary to enter into a letter of assumption of rights and obligations in the form and content of Annex III and any other legal instrument permitted or required by the laws of the PRC so that the additional Party B's subsidiary can be brought into this Agreement and assume all the obligations and rights hereunder to be assumed and enjoyed by all Party B's subsidiaries. From the date of execution of the letter of assumption of rights and obligations and any other legal instruments permitted or required by the laws of the PRC (if involved), such additional Party B's subsidiary shall be deemed to be a party to this Agreement. All the other Parties hereby agree to and fully accept the above arrangement.

3.2The rights and obligations hereunder shall be legally binding on any assignee or successors of the rights and obligations of any Party hereto (whether such assignment of rights and obligations result from acquisition, reorganization, succession, transfer or otherwise). Party C pledges and undertakes that in the event of Party C's death, incapacity, divorce, bankruptcy or other circumstances that may affect its holding of Party B's equity

(if applicable), (a) all Party C's rights and obligations hereunder shall be inherited by its successor; (b) unless with Party A's prior consent, this Agreement shall have an effectiveness higher than any will, divorce agreement, debt agreement or other legal document of any kind entered into by Party C at any time.

4.Other Agreements

4.1 During the validity hereof, Party A may terminate this Agreement at any time upon thirty (30) days' written notice to Party B and Party C in advance.

4.2 During the validity hereof, Party B, Party B's subsidiaries and Party C shall not terminate this Agreement in advance for any reason.

5.Entire Agreement and Modification

5.1       This Agreement and all agreements and/or documents as referred to or expressed to be incorporated herein shall constitute entire agreement among the Parties in respect of the subject matters hereunder, and supersede any and all prior agreements, contracts, understandings and communications made by the Parties, oral and written, in respect of such subject matters.

5.2       No modification to this Agreement shall be valid except made in written agreement and signed by all the Parties. Any amendment or supplementary agreement made in respect hereof as duly signed by the Parties shall constitute an integral part hereof and have the same legal effect and force herewith.

6.Governing Law

The signing, validity, execution and interpretation hereof, as well as the settlement of any dispute, will be governed by and construed in accordance with the laws of the People's Republic of China.

7.Settlement of Disputes

Any dispute arising out of the interpretation and performance of any terms hereof shall be settled by the Parties in good faith through negotiations. Should such negotiation fail, any Party may submit the dispute to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration in accordance with its arbitration rules then in force. The arbitration shall be held in Beijing in Chinese language. The arbitration award shall be final and binding to all the Parties. Unless otherwise awarded by the arbitral tribunal, the costs of such arbitration shall be borne by the losing party. Except for the portion being submitted to arbitration, the remainder hereof shall continue to be effective.

8.Effectiveness, Term and Miscellaneous

8.1Unless Party A's agreement of early termination, this Agreement shall have long-term validity during the operating period of Party A, Party B and Party B's subsidiaries' business.

8.2The Parties hereby acknowledge that this Agreement represents a fair and reasonable agreement entered into on the basis of equality and mutual benefit. In the event that any term or provision hereof is deemed as unlawful or unenforceable under applicable laws, such a term or provision shall be deemed to have been removed from this Agreement and expired, while the remaining terms hereof shall continue to be effective and shall be deemed as not having contained that term or provision from the outset. The Parties shall consult with each other and replace that term deemed deleted with a mutually acceptable, lawful and effective one.

8.3The failure of any Party to exercise any of its right, power or privilege hereunder shall not be regarded as a waiver thereof, nor shall the single exercise or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege.

8.4 This Agreement shall be in Chinese, in multiple originals, each having the same legal effect.

8.5 This Agreement and the Annexes hereto are the entire agreement with respect to the transactions hereunder and shall supersede any and all prior communications, undertakings, memoranda or any other discussions, oral or written, with respect to the matters covered by this Agreement.

[End of text]

[No text below. Signature page of the Business Operation Agreement. ]

Party A:

Qiyuan Education Technology (Tianjin) Co., Ltd.  (Company chop)

Authorized representative: _______/s/ Mengting Liu_____________________________

Party B:

Zhudou Investment (Beijing) Co, Ltd.  (Company chop)

Authorized representative: ________/s/ Yin Xiao ____________________________

[No text below. Signature page of the Business Operation Agreement. ]

Party B's subsidiary:

Beijing Aizhudou Culture Development Co., Ltd. (Company chop)

Authorized representative: ______/s/ Weijuan Cai ______________________________

[No text below. Signature page of the Business Operation Agreement. ]

Party B's subsidiary:

Beijing Ailuo Education Technology Co., Ltd. (Company chop)

Authorized representative: ________/s/ Weijuan Cai ____________________________

[No text below. Signature page of the Business Operation Agreement. ]

Party B's subsidiary:

Beijing Qingtian Youpin E-Commerce Co., Ltd. (Company chop)

Authorized representative: _______/s/ Weijuan Cai _____________________________

[No text below. Signature page of the Business Operation Agreement. ]

Party B's subsidiary:

Kuaileshuo (Beijing) Education Technology Co., Ltd. (Company chop)

Authorized representative: ________/s/ Weijuan Cai ____________________________

[No text below. Signature page of the Business Operation Agreement. ]

Party C (Signature) :  ____________________________________

/s/ Ying Xiao

/s/ Yun Gu